                                                                    Exhibit 3.46

                           ARTICLES OF INCORPORATION
                                       OF
                     NORTHWEST DAIRY PRODUCTS COMPANY, INC.

                                 --------------

     We, the undersigned, for the purpose of forming a corporation pursuant to the provisions of the Minnesota Business Corporation Act, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE I.

     The name of this corporation shall be NORTHWEST DAIRY PRODUCTS COMPANY, INC.

                                  ARTICLE II.

     The purposes for which this corporation is formed are to engage in the business of:

          (a) The buying and selling of dairy products, poultry, eggs, and other food products and the buying and selling of milk, cream and other agricultural products and the buying and selling of dairy machinery and equipment and supplies, the buying and selling of agricultural feeds and supplies, and the engaging generally in the business of buying and selling of the aforementioned goods, wares and merchandise and all other such goods, wares, and merchandise as may be related to them, at wholesale or retail, either for itself or as agent, broker, or commission merchant for others.

          (b) The transporting, warehousing, grading, processing, refrigerating, packaging, and otherwise handling or manufacturing or dealing in any or all of the aforementioned goods, wares and merchandise.

          (c) The acquisition, ownership, purchase, sale, exchange, lease, pledge and mortgage of land, buildings, facilities, equipment and every kind and type of real and personal property that may be used or useful in conducting the aforementioned activities.

          (d) Exercising every power and engaging in every activity that may be necessary, appropriate or incidental to the foregoing enumerated kinds and classes of business.

                                       1
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                                  ARTICLE III.

     The duration of this corporation shall be perpetual.

                                  ARTICLE IV.

     The location and postoffice address of this corporation's office in Minnesota shall be 2215 Kennedy Street, N.E., Minneapolis 13, Minnesota.

                                   ARTICLE V.

     The total authorized number of shares of this corporation shall be five hundred (500) common shares of the par value of Ten Dollars ($10.00) per share.

     The Board of Directors is hereby authorized and empowered to accept or reject subscriptions for shares made after incorporation and to issue authorized but unissued shares from time to time for such consideration as the Board of Directors may determine, but not less than the par value of the shares so issued.

     The Board of Directors is hereby authorized to fix the terms, provisions and conditions of options to purchase or subscribe for shares of the corporation, including the option price or prices at which shares may be purchased or subscribed for and to authorize the issuance thereof.

                                  ARTICLE VI.

     The amount of stated capital with which this corporation will begin business is One Thousand Dollars ($1,000).

                                  ARTICLE VII.

     The names and post office addresses of the first directors are as follows:

               M. H. Mauritson          Shelly, Minnesota

               Homer Melvin             Glenbeulah, Wisconsin

               Leonard N. Gengler       Caledonia, Minnesota

               Francis D. Stone         63 Barton Avenue, S.E.
                                        Minneapolis, Minnesota

               T. E. Sundheim           1877 N. Albert
                                        Saint Paul, Minnesota


                                       2
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              M. L. Totten                               4229 Country Club Road
                                                         Minneapolis, Minnesota

              Gordon Bjornstad                            4300 West 36th Street
                                                         Minneapolis, Minnesota


     The terms of office of the first directors shall be until the first annual meeting of shareholders and until their successors are elected and have qualified. Authority to make and alter bylaws is hereby vested in the Board of Directors, subject to the power of the shareholders to change or repeal such bylaws.


                                  ARTICLE VIII.

     The names and post office addresses of the incorporators are as follows:


                               M. H. Mauritson
                               Shelly, Minnesota

                               Homer Melvin
                               Glenbeulah, Wisconsin

                               T. E. Sundheim
                               1877 N. Albert
                               Saint Paul, Minnesota

     IN WITNESS WHEREOF, we have hereunto set our hands this 10th day of November, 1960.



                                                    /s/ M. H. Mauritson
                                                    -----------------------
                                                        M. H. Mauritson


                                                    /s/ Homer Melvin
                                                    -----------------------
                                                         Homer Melvin


                                                    /s/ T. E. Sundheim
                                                    -----------------------
                                                        T. E. Sundheim




                                       3
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STATE OF MINNESOTA  )
                    )SS.
COUNTY OF HENNEPIN  )



     On this 14th day of November, 1960, before me, a notary public within and for said county, personally appeared M. H. MAURITSON, HOMER MELVIN, and T. E. SUNDHEIM, to me personally known to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.



                                                                [NOTARY SEAL]
                            /s/   R. E. DUNN
                            ------------------------------
                                                R. E. DUNN

                            Notary Public, Notary Public, Hennepin County, Minn.
                                           My Commission expires April 4, 1961


                            My commission expires -----------------------------





[SEAL]                                                [STAMP]




Filed for record on the 23 day of Nov A.D. 1960 at 8 o'clock A. M.

                               STATE OF MINNESOTA
[STATE SEAL]     OFFICE OF THE SECRETARY OF STATE         SEE INSTRUCTIONS AT
                                                          BOTTOM OF PAGE FOR
                                                          COMPLETING THIS FORM

                     MODIFICATION OF STATUTORY REQUIREMENTS
                            OR AMENDMENT OF ARTICLES                        4541

Corporate Name
             Northwest Dairy Products Company, Inc.

Date of Adoption of                                 Effective Date, if any of
   Amendments/Modifications                           Amendments/Modifications*
        June 10, 1988


Amendments/Modifications Approved by Corporate: / / Shareholders
                                                / / Incorporators
                                                /X/ Directors

Pursuant to the provisions of Minnesota Statutes Section 302A.133 and 302A.135, the following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s), indicating which article(s) is (are) being amendment or added. If the full text of the amendment will not fit into the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets, using this format.)

                                   ARTICLE I


The name of this corporation shall be NORTHWEST FOOD PRODUCTS COMPANY, INC.

This Amendment is adopted pursuant to Minnesota Statute 302A.



* Note: Effective date may be any date within 30 days after the filing date. If no date is specified, the effective date is the filing date.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

                              Signed:    Richard Fogg

                              Position:  Director/President

STATE OF MINNESOTA  )         The foregoing instrument was acknowledged before
                    )ss.
County of Ramsey    )         me on this 6th day of September, 1988.

(Notarial Seal)
   SUSAN E. SPANIER             /s/  Susan E. Spanier
 NOTARY PUBLIC - MINNESOTA      ------------------------------------------------
   RAMSEY COUNTY                             (Notary Public)
My Commission Expires Feb 3, 1990

--------------------------------------------------------------------------------
        INSTRUCTIONS                    FOR USE BY SECRETARY OF STATE

1. Type or print with dark black
   ink.

2. Filing Fee: $15.00

3. Make check for the filing fee
   payable to the Secretary of State

4. Mail or bring completed form to:                  [STAMP]
      Secretary of State
      Corporation Division
      180 State Office Building
      St. Paul, MN 55155
      (612) 296-2803


SC-00175-01